Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-149800) pertaining to the 2003 Equity Incentive Plan, the 2008 Equity Incentive Plan, the 2008 Employee Stock Purchase Plan, and the 2008 Non-Employee Directors’ Option Plan,

(2)	Registration Statements (Forms S-8 No. 333-202280, No. 333-209646, No. 333-216181) pertaining to the 2008 Equity Incentive Plan and the 2008 Employee Stock Purchase Plan, and

(3)	Registration Statement (Form S-8 No. 333-218228) pertaining to the 2017 Omnibus Incentive Plan and the 2017 Employee Stock Purchase Plan;
of our reports dated February 27, 2020, with respect to the consolidated financial statements and schedule of BioTelemetry, Inc., and the effectiveness of internal control over financial reporting of BioTelemetry, Inc. included in this Annual Report (Form 10-K) of BioTelemetry, Inc. for the year ended December 31, 2019.
/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 27, 2020